Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350 that:

(1) The accompanying Minn-Dak Farmers Cooperative Amendment No. 1 to the Annual Report on Form 10-K for the period ended August 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 9, 2010	/s/ David H. Roche
David H. Roche President and Chief Executive Officer

/s/ Steven M. Caspers
Steven M. Caspers Executive Vice President and Chief Financial Officer